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                                                                   Exhibit 10.23

                                 PROMISSORY NOTE

$4,900,000.00                                                Pittsford, New York
                                                               December 30, 1999

      FOR VALUE RECEIVED, the undersigned ("Maker") does hereby promise to pay to the order of MGC Communications, Inc., a Nevada corporation, or its successors or assigns (hereinafter, together with any subsequent holder hereof, referred to as "Holder") at 171 Sullys Trail, Suite 202, Pittsford, New York 14534, or at such other place as the Holder may from time to time designate in writing, the principal sum of Four Million Nine Hundred Thousand and 00/100 Dollars ($4,900,000.00), together with interest thereon, or on so much thereof as is from time to time outstanding and unpaid, from date, at the rate of seven and one-half percent (7.5%) per annum until paid in full. All accrued interest and the entire outstanding principal shall be due and payable March 1, 2000.

      Maker shall have the right to prepay this Note in full or in part at any time without the imposition of any prepayment fee or penalty. Any partial prepayments shall be applied first to any accrued and unpaid interest due under this Note and the balance, if any, to the outstanding principal balance of this Note.

      All amounts not paid when due hereunder shall bear interest at the rate of twelve percent (12%) per annum from and after the due date thereof.

      Time is of the essence of this Note, and, in the event this Note is collected by law or through an attorney at law or under advice therefrom, Maker agrees to pay all costs of collection, including reasonable attorneys' fees actually incurred.

      Maker hereby waives presentment, demand for payment and notice of nonpayment.

      This Note shall be construed in all respects and enforced according to the laws of the State of New York.

      Any and all notices required or permitted to be given under this Note will be sufficient if furnished in writing, sent by registered mail in the case of Maker to JK&B Capital III, L.P., Attn: Nancy O'Leary, 205 N. Michigan, Suite 808, Chicago, Illinois 60601, or in the case of Holder to 171 Sullys Trail, Suite 202, Pittsford, New York 14534, Attention: President.

      IN WITNESS WHEREOF, Maker has signed this Note as of the day and year first above written.

                                       JK&B CAPITAL III, L.P.
                                       By JK&B Capital, LLC, Its General Partner

                                       By: /s/ David Kronfeld
                                           ------------------------------------
                                       Its: Manager
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                                       Print Name: David Kronfeld
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